Exhibit 99.1

FOR IMMEDIATE RELEASE

TUESDAY, FEBRUARY 19, 2013

MHI HOSPITALITY CORPORATION REPORTS FINANCIAL RESULTS

FOR FOURTH QUARTER AND YEAR 2012

Williamsburg, Virginia – February 19, 2013 – MHI Hospitality Corporation (NASDAQ: MDH) (“MHI” or the “Company”), a self-managed and self-administered lodging real estate investment trust (a “REIT”), today reported its consolidated results for the fourth quarter and the year ended December 31, 2012. The Company’s results include the following*:

	Three months ended		Year ended
	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011
	($ in thousands except per share data)

Total Revenue	$20,434	$19,492	$87,343	$81,173
Net income (loss) attributable to the Company	1,458	(2,556)	(4,105)	(4,844)

EBITDA	6,849	2,127	18,032	15,081
Adjusted EBITDA	4,613	3,648	20,183	17,052
Hotel EBITDA	5,091	4,049	22,440	18,708

FFO	4,165	(890)	3,925	2,924
Adjusted FFO	2,146	625	9,471	5,578

Net income (loss) per diluted share attributable to the Company	$0.14	$(0.26)	$(0.39)	$(0.50)
FFO per share and unit	0.32	(0.07)	0.30	0.23
Adjusted FFO per share and unit	0.17	0.05	0.73	0.43

(*)

Earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, hotel EBITDA, funds from operations (“FFO”), adjusted FFO, FFO per share and unit and adjusted FFO per share and unit are non-GAAP financial measures. See further discussion of these non-GAAP measures, including definitions related thereto, and reconciliations to net income (loss) later in this press release. All references in this release to the “Company”, “MHI”, “we”, “us” and “our” refer to MHI Hospitality Corporation, its operating partnership and its subsidiaries and predecessors, unless the context otherwise requires or where otherwise indicated.

HIGHLIGHTS:

•

Common Dividends. As previously reported on January 22, 2013, the Company announced an increase of $0.005 or 16.7 percent in the quarterly dividend (distribution) on its common stock to $0.035 per share (and unit), payable on April 11, 2013 to stockholders (and unitholders) of record as of March 15, 2013.

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•

RevPAR. Room revenue per available room (“RevPAR”) for the Company’s wholly-owned properties during the fourth quarter 2012 increased 4.4 percent to $69.67 over the comparable period in 2011 as a result of a 3.1 percent increase in occupancy and a 1.2 percent increase in average daily rate (“ADR”). For the year 2012, REVPAR increased 7.8 percent over 2011 to $78.65 as a result of a 4.1 percent increase in occupancy and a 3.6 percent increase in ADR.

•

Hotel EBITDA. The Company generated hotel EBITDA of approximately $5.1 million during the fourth quarter 2012, an increase of 25.7 percent or approximately $1.1 million over the comparable period in 2011. In the fourth quarter 2012, hotel EBITDA margin increased 409 basis points over the comparable period in 2011 to 25.1 percent. For the year 2012, the Company generated hotel EBITDA of approximately $22.4 million, an increase of 19.9 percent or approximately $3.7 million over the prior year. For the year 2012, hotel EBITDA margin increased 257 basis points over the prior year to 25.9 percent.

•

Adjusted EBITDA. The Company generated adjusted EBITDA of approximately $4.6 million during the fourth quarter 2012, an increase of 26.4 percent or approximately $1.0 million over the comparable period in 2011. For the year 2012, the Company generated adjusted EBITDA of approximately $20.2 million, an increase of 18.4 percent or approximately $3.1 million over the prior year.

•

Adjusted FFO. The Company generated adjusted FFO of approximately $2.1 million during the fourth quarter 2012, an increase of 243.6 percent or approximately $1.5 million over the comparable period in 2011. For the year 2012, the Company generated adjusted FFO of approximately $9.5 million, an increase of 69.8 percent or approximately $3.9 million over the prior year.

Andrew M. Sims, Chairman and Chief Executive Officer of MHI Hospitality Corporation, commented, “We posted a strong fourth quarter that rounded out excellent results for calendar 2012. Our portfolio results exceeded industry averages. We generated record hotel EBITDA and expanded EBITDA margins. We are proud of the improvements in portfolio profitability and the year’s accomplishments: an improved balance sheet, increased liquidity and a reduction in our cost of capital. All in all, a very fine performance in 2012.”

Balance Sheet/Liquidity

At December 31, 2012, the Company had approximately $10.3 million of available cash and cash equivalents, of which approximately $3.1 million is reserved for real estate taxes, capital improvements and certain other expenses or otherwise restricted. At December 31, 2012, the Company had approximately $153.9 million in outstanding debt at a weighted average interest rate of approximately 5.63%. At December 31, 2012, the Company also had $7.0 million of availability under its existing Note Agreement with Essex Equity High Income Joint Investment Vehicle, LLC.

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2013 Outlook

Set forth below is guidance for 2013, which is predicated on continued strengthening of the economy and expected improvements in hotel lodging industry fundamentals. The outlook is based on estimates of occupancy and average daily rates that are consistent with most recent calendar year 2013 forecasts by Smith Travel Research for the market segments in which the Company operates.

The table below reflects the Company’s projections, within a range, of various financial measures for 2013:

	Low Range	High Range
	Y/E Dec 31, 2013	Y/E Dec 31, 2013
	($ in thousands except per share data)

Total Revenue	$87,425	$91,170
Net income (loss)	(2,131)	90

EBITDA	18,165	20,485
Adjusted EBITDA	20,065	22,285
Hotel EBITDA	22,465	24,435

FFO	7,164	9,384
Adjusted FFO	10,164	12,384

Net income (loss) per share attributable to the Company	$(0.16)	$0.01
FFO per share and unit	0.55	0.72
Adjusted FFO per share and unit	0.78	0.95

Earnings Call/Webcast

The Company will conduct its fourth quarter 2012 conference call for investors and other interested parties at 10:00 a.m. Eastern Time on Tuesday, February 19, 2013. The conference call will be accessible by telephone and through the Internet. Interested individuals are invited to listen to the call by telephone at 888.317.6016 (United States), 855.669.9657 (Canada) or +1 412.317.6016 (International). To participate on the webcast, log on to www.mhihospitality.com at least 15 minutes before the call to download the necessary software. For those unable to listen to the call live, a taped rebroadcast will be available beginning one hour after completion of the live call on February 19, 2013 through December 31, 2013. To access the rebroadcast, dial 877.344.7529 and enter conference number 10023435. A replay of the call also will be available on the Internet at www.mhihospitality.com until December 31, 2013.

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About MHI Hospitality Corporation

MHI Hospitality Corporation is a self-managed and self-administered lodging REIT focused on the acquisition, renovation, upbranding and repositioning of upscale to upper upscale full-service hotels in the Mid-Atlantic and Southern United States. Currently, the Company’s portfolio consists of investments in ten hotel properties, nine of which are wholly-owned and comprise 2,113 rooms. All of the Company’s wholly-owned properties operate under the Hilton Worldwide, InterContinental Hotels Group and Starwood Hotels and Resorts brands. The Company has a 25.0 percent interest in the Crowne Plaza Hollywood Beach Resort. MHI Hospitality Corporation was organized in 2004 and is headquartered in Williamsburg, Virginia. For more information please visit www.mhihospitality.com.

Contact at the Company:

Scott Kucinski

Director – Investor Relations

MHI Hospitality Corporation

410 West Francis Street

Williamsburg, Virginia 23185

757.229.5648

Forward-Looking Statements

This news release includes “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Although the Company believes that the expectations and assumptions reflected in the forward-looking statements are reasonable, these statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict and many of which are beyond the Company’s control. Therefore, actual outcomes and results may differ materially from what is expressed, forecasted or implied in such forward-looking statements. Factors which could have a material adverse effect on the Company’s future results, performance and achievements, include, but are not limited to: national and local economic and business conditions, including recessionary economic conditions existing over the last several years, that affect occupancy rates at the Company’s hotels and the demand for hotel products and services; risks associated with the hotel industry, including competition, increases in wages, energy costs and other operating costs; the magnitude, sustainability and timing of the economic recovery in the hospitality industry and in the markets in which the Company operates; the availability and terms of financing and capital and the general volatility of the securities markets; risks associated with the level of the Company’s indebtedness and its ability to meet covenants in its debt agreements and, if necessary, to refinance the maturity of such indebtedness or modify such debt agreements; management and performance of the Company’s hotels; risks associated with the conflicts of interest of the Company’s officers and directors; risks associated with redevelopment and repositioning projects, including delays and cost overruns; supply and demand for hotel rooms in the Company’s current and proposed market areas; the Company’s ability to acquire additional properties and the

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risk that potential acquisitions may not perform in accordance with expectations; the Company’s ability to successfully expand into new markets; legislative/regulatory changes, including changes to laws governing taxation of REITs; the Company’s ability to maintain its qualification as a REIT; and the Company’s ability to maintain adequate insurance coverage. These risks and uncertainties are described in greater detail under “Risk Factors” in the Company’s Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to and does not intend to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Although the Company believes its current expectations to be based upon reasonable assumptions, it can give no assurance that its expectations will be attained or that actual results will not differ materially.

Financial Tables Follow…

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MHI HOSPITALITY CORPORATION

CONSOLIDATED BALANCE SHEETS

	December 31, 2012	December 31, 2011
	(unaudited)	(audited)
ASSETS
Investment in hotel properties, net	$176,427,904	$181,469,432
Investment in joint venture	8,638,967	8,966,795
Cash and cash equivalents	7,175,716	4,409,959
Restricted cash	3,079,894	2,690,391
Accounts receivable, net	1,478,923	1,702,616
Accounts receivable-affiliate	8,657	24,880
Prepaid expenses, inventory and other assets	1,684,951	1,877,456
Notes receivable, net	—	100,000
Shell Island sublease, net	480,392	720,588
Deferred income taxes	2,649,282	4,061,749
Deferred financing costs, net	2,406,183	3,275,580

TOTAL ASSETS	$204,030,869	$209,299,446

LIABILITIES
Line of credit	$—	$25,537,290
Mortgage debt	135,674,432	94,157,825
Loans payable	4,025,220	9,275,220
Series A Cumulative Redeemable Preferred Stock, par value $0.01, 27,650 shares authorized, 14,228 and 25,354 shares issued and outstanding at December 31, 2012 and December 31, 2011, respectively	14,227,650	25,353,698
Accounts payable and accrued liabilities	6,786,684	7,437,246
Advance deposits	625,822	453,077
Dividends and distributions payable	389,179	258,772
Warrant derivative liability	4,969,752	2,943,075

TOTAL LIABILITIES	166,698,739	165,416,203

Commitments and contingencies

EQUITY
MHI Hospitality Corporation stockholders’ equity

Preferred stock, par value $0.01; 972,350 shares authorized, 0 shares issued and outstanding at December 31, 2012 and December 31, 2011, respectively	—	—
Common stock, par value $0.01; 49,000,000 shares authorized; 9,999,786 shares and 9,953,786 shares issued and outstanding at December 31, 2012 and December 31, 2011, respectively	99,998	99,538
Additional paid in capital	57,020,979	56,911,039
Distributions in excess of retained earnings	(27,179,392)	(22,074,739)

Total MHI Hospitality Corporation stockholders’ equity	29,941,585	34,935,838
Noncontrolling interest	7,390,545	8,947,405

TOTAL EQUITY	37,332,130	43,883,243

TOTAL LIABILITIES AND EQUITY	$204,030,869	$209,299,446

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MHI HOSPITALITY CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three months ended December 31,		Year ended December 31,
	2012	2011	2012	2011
REVENUE
Rooms department	$13,542,843	$12,964,006	$60,824,016	$56,187,231
Food and beverage department	5,713,500	5,491,370	21,961,328	20,482,457
Other operating departments	1,177,995	1,036,651	4,557,876	4,502,816

Total revenue	20,434,338	19,492,027	87,343,220	81,172,504

EXPENSES
Hotel operating expenses
Rooms department	3,809,974	3,793,650	16,613,769	15,841,985
Food and beverage department	3,471,822	3,514,984	14,284,057	13,617,847
Other operating departments	114,346	117,388	480,307	537,969
Indirect	7,792,530	7,842,129	32,919,610	31,784,191

Total hotel operating expenses	15,188,672	15,268,151	64,297,743	61,781,992

Depreciation and amortization	2,136,208	2,241,952	8,661,769	8,702,880
Corporate general and administrative	1,005,818	871,382	4,078,826	4,025,794

Total operating expenses	18,330,698	18,381,485	77,038,338	74,510,666

NET OPERATING INCOME	2,103,640	1,110,542	10,304,882	6,661,838

Other income (expense)
Interest expense	(2,367,164)	(2,768,983)	(12,382,146)	(10,821,815)
Interest income	4,173	2,989	16,158	14,808
Equity income (loss) in joint venture	156,921	100,989	172,172	(60,094)
Unrealized gain (loss) on warrant derivative	2,317,973	(1,575,075)	(2,026,677)	(1,309,075)
Unrealized gain on hedging activities	—	—	—	72,649
Impairment of note receivable	(110,871)	—	(110,871)	—
Gain (loss) on disposal of assets	—	(130,460)	—	(128,099)

Net income (loss) before taxes	2,104,672	(3,259,998)	(4,026,482)	(5,569,788)
Income tax provision	(210,529)	(140,372)	(1,301,229)	(905,455)

Net income (loss)	1,894,143	(3,400,370)	(5,327,711)	(6,475,243)
Add: Net (income) loss attributable to the noncontrolling interest	(435,789)	844,849	1,223,036	1,630,797

Net income (loss) attributable to the Company	$1,458,354	$(2,555,521)	$(4,104,675)	$(4,844,446)

Net income (loss) per share attributable to the Company
Basic	$0.15	$(0.26)	$(0.41)	$(0.50)
Diluted	$0.14	$(0.26)	$(0.39)	$(0.50)
Weighted average number of shares outstanding
Basic	9,999,786	9,824,743	9,995,638	9,676,846
Diluted	10,722,219	9,813,508	10,647,246	9,806,512

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MHI HOSPITALITY CORPORATION

KEY OPERATING METRICS

(unaudited)

The following tables illustrate the key operating metrics for the three months and years ended December 31, 2012 and 2011, respectively, for the Company’s wholly-owned properties during each respective reporting period (“consolidated” properties). The tables exclude performance data for the Crowne Plaza Hollywood Beach Resort hotel property, which was acquired through a joint venture in August 2007 and in which the Company has a 25.0% indirect interest.

Consolidated Properties	Three Months Ended December 31,
	2012	2011	Variance

Occupancy	61.9%	60.1%	3.1%
ADR	$112.46	$111.14	1.2%
RevPAR	$69.67	$66.75	4.4%

Consolidated Properties	Year Ended December 31,
	2012	2011	Variance

Occupancy	68.9%	66.2%	4.1%
ADR	$114.22	$110.24	3.6%
RevPAR	$78.65	$72.94	7.8%

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MHI HOSPITALITY CORPORATION

RECONCILIATION OF NET INCOME (LOSS) TO

FFO, Adjusted FFO, EBITDA, Adjusted EBITDA and Hotel EBITDA

(unaudited)

	Three months ended December 31,		Year ended December 31,
	2012	2011	2012	2011

Net income (loss) attributable to the Company	$1,458,354	$(2,555,521)	$(4,104,675)	$(4,844,446)
Noncontrolling interest	435,789	(844,849)	(1,223,036)	(1,630,797)
Depreciation and amortization	2,136,208	2,241,952	8,661,769	8,702,880
Equity in depreciation and amortization of joint venture	134,262	137,653	590,675	567,803
(Gain)/loss on disposal of assets	—	130,460	—	128,099

FFO	$4,164,613	$(890,305)	$3,924,733	$2,923,539
Unrealized (gain)/loss on hedging activities(1)	(28,683)	(53,790)	13,752	77,152
Unrealized (gain)/loss on warrant derivative	(2,317,973)	1,575,075	2,026,677	1,309,075
(Increase)/decrease in deferred income taxes	217,616	(6,292)	1,412,467	685,189
Impairment of note receivable	110,871	—	110,871	—
Aborted offering costs	—	—	—	582,850
Loss on early extinguishment of debt(2)	—	—	1,982,184	—

Adjusted FFO	$2,146,444	$624,688	$9,470,684	$5,577,805

Weighted average shares outstanding	9,999,786	9,824,743	9,995,638	9,676,846
Weighted average units outstanding	2,972,839	3,114,758	2,978,315	3,257,479

Weighted average shares and units	12,972,625	12,939,501	12,973,953	12,934,325

FFO per share and unit	$0.32	$(0.07)	$0.30	$0.23

Adjusted FFO per share and unit	$0.17	$0.05	$0.73	$0.43

	Three months ended December 31,		Year ended December 31,
	2012	2011	2012	2011

Net income( loss) attributable to the Company	$1,458,354	$(2,555,521)	$(4,104,675)	$(4,844,446)
Noncontrolling interest	435,789	(844,849)	(1,223,036)	(1,630,797)
Interest expense	2,367,164	2,768,983	12,382,146	10,821,815
Interest income	(4,173)	(2,989)	(16,158)	(14,808)
Income tax provision	210,529	140,372	1,301,229	905,455
Depreciation and amortization	2,136,208	2,241,952	8,661,769	8,702,880
Equity in interest expense and depreciation and amortization of joint venture	244,885	248,452	1,030,234	1,012,874
(Gain)/loss on disposal of assets	—	130,460	—	128,099

EBITDA	6,848,756	2,126,860	18,031,509	15,081,072
Unrealized (gain)/loss on hedging activities(1)	(28,683)	(53,790)	13,752	79,265
Unrealized (gain)/loss on warrant derivative	(2,317,973)	1,575,075	2,026,677	1,309,075
Impairment of note receivable	110,871	—	110,871	—
Aborted offering costs	—	—	—	582,850

Adjusted EBITDA	4,612,971	3,648,145	20,182,809	17,052,262
Corporate general and administrative(3)	1,005,818	871,372	4,078,826	3,442,944
Equity in adjusted EBITDA of joint venture	(373,125)	(295,652)	(1,216,158)	(1,104,694)
Net lease rental income	(87,500)	(113,250)	(350,000)	(447,000)
Other fee income	(67,206)	(61,922)	(255,707)	(235,493)

Hotel EBITDA	$5,090,958	$4,048,693	$22,439,770	$18,708,019

(1)	Includes equity in unrealized loss on hedging activities of joint venture.
(2)	Reflected in interest expense for the periods presented above.
(3)	Excludes aborted offering costs.

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Non-GAAP Financial Measures

The Company considers the non-GAAP measures of FFO (including FFO per share), EBITDA and hotel EBITDA to be key supplemental measures of the Company’s performance and should be considered along with, not alternatives to, net income (loss) as a measure of the Company’s performance. These measures do not represent cash generated from operating activities determined by GAAP or amounts available for the Company’s discretionary use and should not be considered alternative measures of net income, cash flows from operations or any other operating performance measure prescribed by GAAP.

FFO

Industry analysts and investors use Funds from Operations, FFO, as a supplemental operating performance measure of an equity REIT. FFO is calculated in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). FFO, as defined by NAREIT, represents net income or loss determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus certain non-cash items such as real estate asset depreciation and amortization, and after adjustment for any noncontrolling interest from unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by itself.

The Company considers FFO to be a useful measure of adjusted net income (loss) for reviewing comparative operating and financial performance because we believe FFO is most directly comparable to net income (loss), which remains the primary measure of performance, because by excluding gains or losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization, FFO assists in comparing the operating performance of a company’s real estate between periods or as compared to different companies. Although FFO is intended to be a REIT industry standard, other companies may not calculate FFO in the same manner as we do, and investors should not assume that FFO as reported by us is comparable to FFO as reported by other REITs.

EBITDA

The Company believes that excluding the effect of non-operating expenses and non-cash charges, and the portion of those items related to unconsolidated entities, all of which are also based on historical cost accounting and may be of limited significance in evaluating current performance, can help eliminate the accounting effects of depreciation and financing decisions and facilitate comparisons of core operating profitability between periods and between REITs, even though EBITDA also does not represent an amount that accrued directly to shareholders.

Hotel EBITDA

The Company believes that excluding the effect of corporate-level expenses and non-cash items, and the portion of these items that relate to unconsolidated entities, provides a more complete understanding of the operating results over which individual hotels and operators have direct control. We believe property-level results provide investors with supplemental information on the on-going operational performance of our hotels and the effectiveness of third-party management companies operating our business on a property-level basis. The Company previously reported hotel EBITDA as Adjusted Operating Income.

Adjusted FFO and Adjusted EBITDA

The Company presents adjusted FFO, including adjusted FFO per share and unit, and adjusted EBITDA, which adjusts for certain additional items including any unrealized gain (loss) on its hedging instruments or warrant derivative, loan impairment losses, losses on early extinguishment of debt, aborted offering costs, costs associated with the departure of executive officers and acquisition transaction costs. The Company excludes these items as it believes it allows for meaningful comparisons between periods and among other REITs and is more indicative of the on-going performance of its business and assets. The Company’s calculation of adjusted FFO and adjusted EBITDA may be different from similar measures calculated by other REITs.